UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: April 27, 2010

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of National CineMedia, Inc. was held on April 27, 2010. The matters that were voted upon at the meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below. Each of the proposals submitted to a vote of our stockholders at the Annual Meeting were approved.

Proposal #1 Election of Class III Directors

	For	Withhold	Broker Non- Votes
Michael L. Campbell	38,593,084	786,728	1,497,890
Gerardo I. Lopez	38,630,652	749,160	1,497,890
Lee Roy Mitchell	38,635,008	744,804	1,497,890

Proposal #2 Approve the National CineMedia, Inc. 2010 Performance Bonus Plan

For	Against	Abstentions	Broker Non- Votes
38,674,360	700,005	5,447	1,497,890

Proposal #3 Ratify the appointment of Deloitte & Touche LLP as our independent auditors for our 2010 fiscal year ending December 30, 2010

For	Against	Abstentions	Broker Non- Votes
40,538,188	339,494	20	—

The following directors’ terms continued after the Annual Meeting of Stockholders:

Class I directors – Kurt C. Hall, Lawrence A. Goodman and Scott N. Schneider

Class II directors – David R. Haas, James R. Holland, Jr., Stephen L. Lanning, and Edward H. Meyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: April 29, 2010	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary